    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 21, 2001
                                                       Registration No. 333-





                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               ---------------
                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ---------------
                            GARDNER DENVER, INC.
           (Exact name of registrant as specified in its charter)

                   DELAWARE                             76-0419383
        (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)             Identification No.)

          1800 GARDNER EXPRESSWAY
              QUINCY, ILLINOIS                            62301
(Address of Principal Executive Offices)                (Zip Code)

                GARDNER DENVER, INC. LONG-TERM INCENTIVE PLAN
              GARDNER DENVER, INC. EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plan)

                              TRACY D. PAGLIARA
                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           1800 GARDNER EXPRESSWAY
                           QUINCY, ILLINOIS 62301
                   (Name and address of agent for service)
                               (217) 222-5400
        (Telephone number, including area code, of agent for service)

                      Copies of all correspondence to:
                           Harold B. Oakley, Esq.
                  Schmiedeskamp, Robertson, Neu & Mitchell
                          525 Jersey, P.O. Box 1069
                           Quincy, Illinois 62306



                                       CALCULATION OF REGISTRATION FEE
                                                              Proposed          Proposed
                                                               maximum           maximum
  Title of securities                     Amount              offering          aggregate       Amount of
         to be                            to be               price per         offering       registration
      registered                      registered (1)          share (2)           price           fee (3)
  -------------------                 --------------          ---------         ---------      ------------
Common Stock, $.01
par value per share                   975,000 shares           $18.25          $17,793,750       $4,448.44

(1) Represents (a) the additional number of shares available for issuance under the Long-Term Incentive Plan, as amended, for which registration statements on Form S-8 (Reg. No. 33-91088, 333-24921 and 333-84397) were filed with the Securities and Exchange Commission on April 11, 1995, April 10, 1997 and August 3, 1999, respectively, (b) the additional number of shares available for issuance under the Employee Stock Purchase Plan, as amended, for which a registration statement on Form S-8 (Reg. No. 333-24921) as filed with the Securities and Exchange Commission on April 10, 1997, and (c) an undeterminable number of shares which may become issuable pursuant to antidilution provisions of the Plans, in accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act").
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange, Inc. on May 15, 2001.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.025% of $17,793,750, the Proposed Maximum Aggregate Offering Price of the shares of stock registered hereby.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on April 11, 1995, a registration statement on Form S-8 (Registration No. 33-91088) (the "1995 Form S-8"), on April 10, 1997, a registration statement on Form S-8 (Registration No. 333-24921) (the "1997 Form S-8"), on August 3, 1999, a registration statement on Form S-8 (Registration No. 333-84397) (the "1999 Form S-8") relating to securities offered under the Registrant's Long-Term Incentive Plan, as amended (the "LTIP Plan"). The 1997 Form S-8 also related to securities offered under the Registrant's Employee Stock Purchase Plan, as amended (the "ESP Plan"). The contents of the 1995 Form S-8, the 1997 Form S-8 and the 1999 Form S-8, including exhibits thereto, are incorporated herein by reference with respect to the LTIP Plan and ESP Plan, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's latest quarterly report on Form 10-Q and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock which is contained in the registration statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law ("Delaware Law") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware Law.

         The Company's Certificate of Incorporation provides indemnification rights to the fullest extent authorized by Delaware Law to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Under Delaware Law, indemnification is provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, provided certain conditions are satisfied. Such indemnification rights include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceedings in accordance with the applicable provisions of Delaware Law.

         The Company has indemnification agreements with each of its directors and executive officers providing specific procedures to better assure the right of such persons to indemnification, including procedures for submitting claims, for determining such person's entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcing such indemnification rights.

         Insurance is maintained by the Company for each director and officer of the Company covering certain expenses, liabilities or losses he or she may incur that arise by reason of being a director or officer of the Company or a subsidiary company, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under Delaware Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Exhibit Index.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                                    (i)   To include any prospectus required
                  by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                    (ii)  To reflect in the prospectus any
                  facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (remainder not applicable);

                                    (iii) To include any material
                  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) Not applicable.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) - (g)    Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (i) Not applicable.

         (j) Not applicable.

                                 SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act
         --------------
of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Illinois, on May 21, 2001.

                                         GARDNER DENVER, INC.


                                         By   /s/ Ross J. Centanni
                                           ----------------------------------
                                                  Ross J. Centanni,
                                                  Chairman, President
                                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 21, 2001.

         Signature                                                  Title
         ---------                                                  -----

*      /s/ Ross J. Centanni                          Chairman, President, Chief Executive,
 ------------------------------------------------             Officer, Director
           Ross J. Centanni

*      /s/ Philip R. Roth                            Vice President, Finance and Chief
 ------------------------------------------------             Financial Officer (Principal
           Philip R. Roth                                     Financial Officer)

*      /s/ Daniel C. Rizzo, Jr.                      Vice President and Corporate Controller
 ------------------------------------------------             (Chief Accounting Officer)
           Daniel C. Rizzo, Jr.

*      /s/ Donald G. Barger, Jr.                     Director
 ------------------------------------------------
           Donald G. Barger, Jr.

*      /s/ Frank J. Hansen                           Director
 ------------------------------------------------
           Frank J. Hansen

*      /s/ Raymond R. Hipp                           Director
 ------------------------------------------------
           Raymond R. Hipp

*      /s/ Thomas M. McKenna                         Director
 ------------------------------------------------
           Thomas M. McKenna

*      /s/ Diane K. Schumacher                       Director
 ------------------------------------------------
           Diane K. Schumacher

*      /s/ Richard L. Thompson                       Director
 ------------------------------------------------
           Richard L. Thompson

*By:   /s/ Tracy D. Pagliara
 ------------------------------------------------
           Tracy D. Pagliara
           Attorney-in-fact

                                  FORM S-8

                             GARDNER DENVER, INC.

                                EXHIBIT INDEX
                                -------------


Exhibit
Number            Description
------            -----------
4.6               Gardner Denver, Inc. Long-Term Incentive Plan, as amended, filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed
                  on May 14, 2001, and incorporated herein by reference.

5.4               Opinion of Schmiedeskamp, Robertson, Neu & Mitchell.

23.7              Consent of Arthur Andersen LLP.

23.8              Consent of Schmiedeskamp, Robertson, Neu & Mitchell
                  (included in Exhibit 5.4).

24.4              Powers of Attorney.